Exhibit 99.1

First Financial Holdings, Inc. Second Quarter Results and Quarterly Dividend Payment

and additional financial information.

FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street – Charleston, S.C. 29401
843-529-5933 – FAX: 843-529-5883

NEWS	NEWS	NEWS	NEWS	NEWS

Contact:	Dorothy B. Wright
Vice President-Investor Relations
and Corporate Secretary
(843) 529-5931 or (843) 729-7005 dwright@firstfinancialholdings.com

FIRST FINANCIAL HOLDINGS, INC.
REPORTS SECOND QUARTER RESULTS
AND QUARTERLY DIVIDEND PAYMENT

Charleston, South Carolina (April 24, 2009) – First Financial Holdings, Inc. (“First Financial” or the “Company”) (NASDAQ GSM: FFCH), the holding company for First Federal Savings and Loan Association of Charleston (“First Federal”), today reported results for the second quarter of its fiscal year ended September 30, 2009.  Net Income for the quarter ended March 31, 2009 was $3.1 million compared to a $6.5 million loss for the quarter ended December 31, 2008 and $7.5 million earned on the comparative quarter ended March 31, 2008.  Basic and diluted earnings per common share available to common shareholders were $0.19 for the current quarter, compared to basic and diluted earnings per common share of $0.65 and $0.64, respectively, for the quarter ended March 31, 2008.

President and Chief Executive Officer A. Thomas Hood commented, “We are pleased with our overall earnings given our higher level of charge-offs and loan loss provisions.  We are very committed to working in cooperation with our retail and business customers during this time of economic uncertainty and while many challenges face our industry.  On February 18, 2009 the Company announced a moratorium on single-family foreclosures in an effort to work closely with customers at risk of losing their homes.  First Federal continues to provide housing solutions to homeowners in our markets through our partnership with several non-profit agencies.  Our foreclosure clinics are helpful to both our customers and to customers of many other financial institutions.”

Hood continued, “Our loan loss provisions were significant for the quarter ended March 31, 2009, and these higher provisions strengthen our ability to navigate through this unprecedented and uncertain economic cycle.” Hood noted, “The Company recognized a provision for loan losses of $12.8 million for the quarter ended March 31, 2009 compared to $20.5 million for the quarter ended December 31, 2008, and $3.6 million for the quarter ended March 31, 2008.  The increase in the provision during the quarter ended March 31, 2009 compared to the comparable quarter in 2008  is attributable to significant increases in non-accrual loans and net charge-offs, overall loan growth and uncertainties in the markets served by the Company.”  Non-accrual loans were $54.8 million at March 31, 2009 compared to $35.1 million for the linked quarter and $12.8 million for the quarter ended March 31, 2008.  The Company increased its allowance for loan losses as a percent of total loans from 175 basis points during the quarter ended December 31, 2008 to 199 basis points during the quarter ended March 31, 2009.  Problem assets, which include problem loans as well as real estate owned, as a percentage of total assets was 1.91% at March 31, 2009 compared with 1.33% at December 31, 2008 and 0.60% at March 31, 2008.

The Company’s loan loss reserve coverage of non-performing loans was 86.6% at March 31, 2009 compared to 118.0% at December 31, 2008 and 138.8% at March 31, 2008.  Annualized net loan charge-offs as a percentage of net loans totaled 1.14% for the quarter ended March 31, 2009 compared with 0.49% for the quarter ended December 31, 2008 and 0.43% for the comparable quarter one year ago.

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First Financial Holdings, Inc.

April 24, 2009

During the quarter ended March 31, 2009, mortgage banking income was $2.7 million compared to $1.8 million for quarter ended December 31, 2008 and $3.0 million for the comparative quarter ended March 31, 2008.  As in the past quarters, the Company has certain economic hedging strategies in place to protect the value of our capitalized mortgage servicing asset from interest rate risk.

Insurance revenues, including contingent income, for the quarter ended March 31, 2009 were $7.0 million compared to $5.2 million for the linked quarter and $6.8 million for the comparable quarter one year ago.  In prior years, contingent revenues were typically distributed by the insurance companies during the March quarter.  A number of insurance carriers are now providing guidance allowing contingent income to be recognized each quarter.

Our net interest margin was up significantly at 3.64% for the quarter ended March 31, 2009 compared to a net interest margin of 3.48% for the quarter ended December 31, 2008 and 3.35% for the quarter ended March 31, 2008.  Hood noted, “We continue to see improvement in our margin as a result of lower interest rates on both deposits and borrowings.  Rates in our markets have declined since last quarter but they are still higher than wholesale rates.”  Net interest income increased to $27.0 million for the quarter ended March 31, 2009, an increase of $1.9 million or 7.6% from $25.1 million for the linked quarter and an increase of $4.8 million or 21.8% for the comparative quarter ended March 31, 2008.  The increase was as a result of improvement in our net interest margin along with loan and investment portfolio growth.  In total, average earning assets increased $137 million or 4.8% to $3.0 billion for the quarter ended March 31, 2009 compared to $2.9 billion for the linked quarter and 13.2% or $349 million for the comparative quarter ended March 31, 2008.

Non-interest income totaled $14.6 million for the second quarter of fiscal 2009, a decrease of $3.2 million from $17.8 million for the quarter ended March 31, 2008.  This decrease is primarily attributable to lower levels of service charges and fees on deposit accounts. The company also recognized other than temporary impairment (“OTTI”) on three collateralized debt obligations (“CDOs”) and one collateralized mortgage obligation (“CMO”).  The Company has determined that approximately $857 thousand of the contractual cash flows will not be received due to credit-related factors, and accordingly this amount has been realized in current earnings.

 Total revenues, defined as net interest income plus total other income, excluding credit-related OTTI, gains on sales of investments and gains on disposition of assets, increased to $42.4 million, for the quarter ended March 31, 2009, an increase of $3.2 million or 8.1% from $39.2 million during the comparable quarter ended March 31, 2008.

Total non-interest expenses for the quarter ended March 31, 2009 totaled $23.8 million, a slight decrease of $218 thousand or 0.9% from $24.1 million for the comparable quarter one year ago and a decrease of $2.8 million, or 10.3% from $26.6 million for the linked quarter ended December 31, 2008.  In January 2009, the Company announced several significant cost savings initiatives, including decreases in salaries and employee benefits, which resulted in the decrease in non-interest expenses for the current quarter.  Prior to the announcement of those initiatives, the Company began construction on a new financial service center at Centre Pointe in North Charleston and on April 6, 2009 we relocated our existing Mall Drive financial center to the new facility.  First Federal’s Federal Deposit Insurance Corporation (“FDIC”) insurance premium increased during the quarter ended March 31, 2009, which is attributed to the FDIC’s new assessment rate that was effective for all FDIC insured institutions on January 1, 2009.

On April 10, 2009, First Federal announced that it entered into an agreement with the FDIC to assume all of the deposits (excluding certain brokered deposits) and certain assets of Cape Fear Bank, a full service community bank headquartered in Wilmington, North Carolina.   With this acquisition, First Federal will now operate 66 retail banking centers in North and South Carolina. Commenting on the acquisition, Hood noted, “We are delighted to welcome Cape Fear Bank customers to the First Federal family of financial services companies.  First Federal has served customers’ financial needs since 1934 with a deep commitment to building strong relationships with its customers, employees and communities.”

The Company also announced today that its Board of Directors has declared a regular quarterly cash dividend of five cents ($0.05) per share.  The dividend is payable May 22, 2009, to stockholders of record as of May 8, 2009.  Hood concluded, “Our board of directors carefully evaluates the level of our dividend.  Given the continuing weakness in the economy in our markets, and the critical need to preserve our strong capital base through the recession, we believe this conservative approach is the appropriate action at this time.”

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First Financial Holdings, Inc.

April 24, 2009

On December 5, 2008, the Company issued 65,000 shares of its preferred stock to the U.S. Treasury in return for $65 million in cash pursuant to the Treasury’s Capital Purchase Program.  This program is designed to make capital available to the nation’s healthiest and strongest financial institutions.  To date, we have used this capital to mitigate foreclosures in our markets, and to expand our loan and investment portfolios.  The Company paid a dividend of $632 thousand to the U. S. Treasury for their investment during the second quarter of 2009.

As of March 31, 2009, First Financial’s total assets were $3.2 billion, loans receivable totaled $2.3 billion and deposits were $2.0 billion.  Total stockholders’ equity was $254 million and book value per common share totaled $16.18 at March 31, 2009.  First Federal’s capital ratio (i.e., equity divided by assets) was 7.1% at March 31, 2009, compared to 5.9% and 7.0% at December 31, 2008 and March 31, 2008, respectively.  Tangible equity to assets was 7.1% at March 31, 2009, compared to 6.9% and 7.1% at December 31, 2008 and March 31, 2008, respectively. First Financial’s tangible common equity ratio (i.e., tangible equity divided by assets) was 4.9% at March 31, 2009, compared to 4.0% and 5.7% at December 31, 2008 and March 31, 2008, respectively. As of March 31, 2009, First Federal remained categorized “well capitalized” under regulatory standards.

First Financial is the holding company for First Federal Savings and Loan Association of Charleston (“First Federal”), which operates 66 offices located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and in Brunswick, New Hanover and Pender counties in coastal North Carolina offering banking and trust services.  The Company also provides insurance and brokerage services through First Southeast Insurance Services, The Kimbrell Insurance Group and First Southeast Investor Services.

NOTE:  A. Thomas Hood, President and CEO of the Company, and R. Wayne Hall, Executive Vice President and CFO, will discuss these results in a conference call at 2:00 PM (EDT), April 24, 2009.  The call can be accessed via a webcast available on First Financial’s website at www.firstfinancialholdings.com.

Forward Looking Statements

Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision.  These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties.  Management’s ability to predict results or the effect of future plans or strategies is inherently uncertain.  The Company’s actual results, performance or achievements may differ materially from those suggested, expressed or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, general economic conditions nationally and in the States of North and South Carolina, interest rates, the North and South Carolina real estate markets, the demand for mortgage loans, the credit risk of lending activities, including changes in the level of and trend of loan delinquencies and charge-offs, results of examinations by our banking regulators, competitive conditions between banks and non-bank financial services providers, regulatory changes and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K for the fiscal year ended September 30, 2008.  Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on these statements.

Such forward-looking statements may include projections.  Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections and forecasts nor have such projections been audited, examined or otherwise reviewed by independent auditors of the Company.  In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company.  Accordingly, actual results may be materially higher or lower than those projected.  The inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct.  The Company does not undertake to update any forward-looking statement that may be made on behalf of the Company.

For additional information about First Financial, please visit our website at www.firstfinancialholdings.com or contact Dorothy B. Wright, Vice President-Investor Relations and Corporate Secretary, (843) 529-5931.

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First Financial Holdings, Inc.

April 24, 2009

FIRST FINANCIAL HOLDINGS, INC.
Unaudited Condensed Consolidated Financial Highlights
(in thousands, except share data)

	Three Months Ended			Six Months Ended		3 Months
	03/31/09	03/31/08	12/31/08	03/31/09	03/31/08	12/31/07

Statements of Income
Interest income	$43,731	$43,810	$43,984	$87,715	$88,172	$44,363
Interest expense	16,770	21,669	18,853	35,623	44,972	23,303
Net interest income	26,961	22,141	25,131	52,092	43,200	21,060
Provision for loan losses	(12,765)	(3,567)	(20,471)	(33,236)	(6,814)	(3,248)
Net interest income after provision	14,196	18,574	4,660	18,856	36,386	17,812
Other income
Net gain on sale of investments and mortgage-backed securities		645	-		746	100
Brokerage fees	632	906	480	1,112	1,586	680
Commissions on insurance	6,656	6,532	4,942	11,598	10,569	4,037
Other agency income	310	237	303	613	487	250
Impairment on investment securities	(857)		(2,144)	(3,001)
Service charges and fees on deposit accounts	5,280	5,780	5,669	10,949	11,857	6,077
Mortgage banking income	2,652	2,961	1,760	4,412	4,810	1,849
Gains on disposition of assets	36	59	52	88	96	36
Other	(69)	681	197	129	1,290	611
Total other income	14,640	17,801	11,259	25,899	31,441	13,640
Other expenses
Salaries and employee benefits	13,637	15,963	17,162	30,799	33,971	18,007
Occupancy costs	2,129	2,012	2,145	4,274	4,046	2,034
Marketing	422	570	650	1,072	1,264	694
Furniture and equipment expense	1,572	1,481	1,684	3,067	3,013	1,532
Other	6,085	4,036	4,955	11,230	8,408	4,373
Total other expenses	23,844	24,062	26,596	50,441	50,702	26,640
Income before income taxes	4,991	12,313	(10,677)	(5,686)	17,125	4,812
Provision for income taxes	1,872	4,783	(4,130)	(2,258)	6,698	1,915
Net income (loss)	3,119	7,530	(6,547)	(3,428)	10,427	2,897
Preferred stock dividend	813	-	235	1,038	-
Accretion on preferred stock discount	130	-	42	166	-
Net income (loss) available to common shareholders	2,176	7,530	(6,824)	(4,632)	10,427	2,897
Earnings per common share:
Basic	0.19	0.65	(0.58)	(0.40)	0.89	0.25
Diluted	0.19	0.64	(0.58)	(0.40)	0.89	0.25
Average shares outstanding	11,699	11,659	11,694	11,697	11,652	11,646
Average diluted shares outstanding	11,699	11,675	11,694	11,697	11,701	11,727

Ratios:
Return on average equity	5.26%	16.11%	-12.98%	-3.13%	11.18%	6.21%
Return on average assets	0.40%	1.06%	-0.87%	-0.22%	0.74%	0.42%
Net interest margin	3.64%	3.35%	3.48%	3.56%	3.30%	3.23%
Total other expense / average assets	3.06%	3.37%	3.54%	3.28%	3.61%	3.86%
Efficiency ratio (1)	55.74%	61.39%	68.20%	61.71%	65.93%	71.10%
Net charge-offs / average loans, annualized	1.14%	0.43%	0.49%	0.82%	0.40%	0.36%

(1) Excludes from income - (losses) gains on sales of securities, net real estate operations,  gains on disposition of assets, realized impairment on investments, and VISA litigation

Please Note: Certain prior period amounts have been reclassified to conform to current period presentation.

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First Financial Holdings, Inc.

April 24, 2009

FIRST FINANCIAL HOLDINGS, INC.
Unaudited Condensed Consolidated Financial Highlights
(in thousands, except share data)

	03/31/09	03/31/08	12/31/08

Statements of Financial Condition
Assets
Cash and cash equivalents	$66,007	$77,322	$62,334
Investments	52,548	65,042	57,585
Mortgage-backed securities	538,402	370,848	403,797
Loans receivable, net	2,333,846	2,218,027	2,334,254
Loan held for sale	48,319	14,031	11,804
Office properties, net	81,751	76,708	82,322
Real estate owned	6,312	4,310	5,346
Intangible assets	35,968	22,420	36,156
Mortgage servicing rights	8,221	10,685	8,225
Other assets	35,165	29,111	35,470
Total Assets	3,206,539	2,888,504	3,037,293
Liabilities
Deposits	1,995,057	1,875,099	1,926,624
Advances from FHLB	609,000	719,000	746,000
Other borrowings	310,204	52,204	125,204
Other liabilities	38,043	55,575	19,387
Total Liabilities	2,952,304	2,701,878	2,817,215
Stockholders’ equity
Stockholders’ equity	361,559	295,545	358,508
Treasury stock	(103,563)	(103,268)	(103,563)
Accumulated other comprehensive loss	(3,761)	(5,651)	(34,867)
Total stockholders’ equity	254,235	186,626	220,078
Total liabilities and stockholders’ equity	3,206,539	2,888,504	3,037,293
Stockholders’ equity/assets	7.93%	6.46%	7.25%

Common shares outstanding	11,699	11,663	11,697
Book value per share	$16.18	$16.00	$13.26

	03/31/09	03/31/08	12/31/08
Credit quality-quarterly results
Total reserves for loan losses	$47,490	$17,901	$41,528
Loan loss reserves / loans	1.99%	0.80%	1.75%
Reserves/non-performing loans	86.57%	138.78%	118.02%
Provision for losses	$12,765	$3,567	$20,471
Net loan charge-offs	$6,803	$2,358	$2,933

Problem assets
Non-accrual loans	$54,769	$12,800	$35,070
Accruing loans 90 days or more past due	86	99	116
REO through foreclosure	6,312	4,310	5,346
Total	$61,167	$17,209	$40,532
As a percent of total assets	1.91%	0.60%	1.33%

First Financial Holdings, Inc.

April 24, 2009

First Financial Holdings, Inc.
As of the Quarter Ended (Unaudited)
(dollars in thousands)

BALANCE SHEET	03/31/09	12/31/08	09/30/08	06/30/08	03/31/08	12/31/07	09/30/07	06/30/07
Assets
Cash and investments	$118,555	$119,919	$123,918	$134,495	$142,364	$137,847	$132,963	$151,474
Loans receivable	2,382,165	2,346,058	2,333,268	2,268,484	2,232,058	2,194,972	2,140,769	2,122,228
Mortgage-backed securities	538,402	403,797	351,110	353,257	370,848	345,397	297,011	264,655
Office properties and equip.	81,751	82,322	78,738	77,673	76,708	74,791	74,303	66,140
Real estate owned	6,312	5,346	4,286	5,442	4,310	2,748	1,513	1,560
Other assets	79,354	79,851	82,674	84,677	62,216	61,952	64,811	64,877
Total assets	$3,206,539	$3,037,293	$2,973,994	$2,924,028	$2,888,504	$2,817,707	$2,711,370	$2,670,934
Liabilities
Deposits	$1,995,057	$1,926,624	$1,851,102	$1,865,261	$1,875,099	$1,806,585	$1,854,051	$1,885,677
Advances-FHLB	609,000	746,000	818,000	747,000	719,000	708,000	554,000	435,000
Other borrowed money	310,204	125,204	75,205	69,204	52,204	52,206	52,207	97,258
Other liabilities	38,043	19,387	46,209	54,585	55,575	63,620	65,397	64,240
Total liabilities	2,952,304	2,817,215	2,790,516	2,736,050	2,701,878	2,630,411	2,525,655	2,482,175
Total stockholders' equity	254,235	220,078	183,478	187,978	186,626	187,296	185,715	188,759
Total liabilities and stockholders' equity	$3,206,539	$3,037,293	$2,973,994	$2,924,028	$2,888,504	$2,817,707	$2,711,370	$2,670,934

Total shares o/s	11,699	11,697	11,692	11,674	11,663	11,657	11,635	11,841
Book value per share	$16.18	$13.26	$15.69	$16.10	$16.00	$16.07	$15.96	$15.94
Equity/assets	7.93%	7.25%	6.17%	6.43%	6.46%	6.65%	6.85%	7.07%

AVERAGE BALANCES
Total assets	$3,121,916	$3,005,644	$2,949,011	$2,906,266	$2,853,106	$2,764,539	$2,691,152	$2,681,144
Earning assets	3,004,582	2,867,614	2,763,247	2,714,252	2,655,387	2,584,426	2,476,732	2,477,751
Loans	2,418,595	2,368,767	2,314,352	2,269,463	2,227,139	2,189,044	2,142,475	2,131,985
Costing liabilities	2,950,628	2,807,944	2,730,439	2,671,260	2,612,019	2,523,927	2,432,008	2,444,677
Deposits	2,031,280	1,931,978	1,875,748	1,884,688	1,841,855	1,841,414	1,874,849	1,878,237
Equity	237,157	201,778	185,728	187,302	186,961	186,506	187,237	189,053

First Financial Holdings, Inc.

April 24, 2009

First Financial Holdings, Inc.
(dollars in thousands)

	Quarter Ended (Unaudited)								Fiscal Year
	03/31/09	12/31/08	09/30/08	06/30/08	03/31/08	12/31/07	09/30/07	06/30/07	09/30/08	09/30/07
STATEMENT OF OPERATIONS
Total interest income	$43,731	$43,984	$43,371	$43,229	$43,810	$44,363	$42,931	$42,540	$174,772	$168,044
Total interest expense	16,770	18,853	19,216	19,220	21,669	23,303	22,239	21,559	83,408	85,214
Net interest income	26,961	25,131	24,155	24,009	22,141	21,060	20,692	20,981	91,364	82,830
Provision for loan losses	(12,765)	(20,471)	(5,218)	(4,907)	(3,567)	(3,248)	(1,850)	(1,390)	(16,939)	(5,164)
Net int. inc. after provision	14,196	4,660	18,937	19,102	18,574	17,812	18,842	19,591	74,425	77,666
Other income
Gain on investment securities				4	645	100			750	266
Brokerage fees	632	480	672	665	906	680	665	570	2,923	2,551
Commissions on insurance	6,656	4,942	6,068	7,136	6,532	4,037	4,883	5,082	23,773	20,865
Other agency income	310	303	274	296	237	250	288	321	1,057	1,181
Impairment on investment securities	(857)	(2,144)	(486)
Mortgage banking income	2,653	1,760	818	1,828	2,961	1,849	922	1,278	7,456	4,255
Svc. chgs/fees-dep. accts	5,280	5,669	6,132	5,912	5,780	6,077	5,818	5,720	23,901	21,566
Gains (losses) on disposition of properties	36	52	913	43	59	36	40	115	1,052	230
Other	(69)	197	662	504	681	611	758	409	1,970	2,303
Total other income	14,641	11,259	15,053	16,388	17,801	13,640	13,374	13,495	62,882	53,217
Other expenses
Salaries & employee benefits	13,636	17,162	14,686	16,625	15,963	18,007	14,172	14,596	65,282	58,669
Occupancy costs	2,129	2,145	2,181	2,016	2,012	2,034	1,810	1,601	8,243	6,632
Marketing	422	650	459	685	570	694	521	751	2,408	2,261
Furniture and equipment expense	1,572	1,684	1,631	1,445	1,374	1,532	1,641	1,473	5,876	5,406
Other	6,087	4,955	4,936	4,944	4,143	4,373	4,677	4,357	18,501	17,468
Total other expenses	23,846	26,596	23,893	25,715	24,062	26,640	22,821	22,778	100,310	90,436
Income (loss) before taxes	4,991	(10,677)	10,097	9,775	12,313	4,812	9,395	10,308	36,997	40,447
Provision for income taxes	1,872	(4,130)	3,788	3,873	4,783	1,915	4,204	3,810	14,359	15,375
Net Income (loss)	3,119	(6,547)	$6,309	$5,902	$7,530	$2,897	$5,191	$6,498	$22,638	$25,072
Preferred stock dividend	813	235
Accretion on preferred stock discount	130	42
Net Income (loss) available to common shareholders	$2,176	$(6,824)

Note: Certain prior period amounts have been reclassified to conform to current period presentation.

Average shares o/s, basic	11,699	11,694	11,683	11,668	11,659	11,646	11,741	11,886	11,664	11,929
Average shares o/s, diluted	11,699	11,694	11,688	11,679	11,675	11,727	11,842	12,032	11,692	12,089
Net income (loss) per share - basic	$0.19	$(0.58)	$0.54	$0.51	$0.65	$0.25	$0.44	$0.55	$1.94	$2.10
Net income (loss) per share - diluted	$0.19	$(0.58)	$0.54	$0.51	$0.64	$0.25	$0.44	$0.54	$1.94	$2.07
Dividends paid per share, authorized	$0.05	$0.255	$0.255	$0.255	$0.255	$0.255	$0.25	$0.25	$1.02	$1.00

First Financial Holdings, Inc.

April 24, 2009

First Financial Holdings, Inc.
(dollars in thousands)

	Quarter Ended (unaudited)								Fiscal Year
	03/31/09	12/31/08	09/30/08	06/30/08	03/31/08	12/31/07	09/30/07	06/30/07	09/30/08	09/30/07
OTHER RATIOS
Return on Average Assets	0.40%	-0.87%	0.86%	0.81%	1.06%	0.42%	0.77%	0.97%	0.79%	0.94%
Return on Average Equity	5.26%	-12.98%	13.59%	12.60%	16.11%	6.21%	11.09%	13.75%	12.16%	13.99%
Average yield on earning assets	5.90%	6.08%	6.24%	6.40%	6.63%	6.81%	6.89%	6.88%	6.53%	6.82%
Average cost of paying liabilities	2.29%	2.64%	2.80%	2.89%	3.34%	3.67%	3.65%	3.54%	3.17%	3.53%
Gross spread	3.61%	3.44%	3.44%	3.51%	3.29%	3.14%	3.24%	3.34%	3.36%	3.29%
Net interest margin	3.64%	3.48%	3.48%	3.56%	3.35%	3.23%	3.31%	3.40%	3.41%	3.36%
Operating exp./avg. assets	3.06%	3.54%	3.24%	3.54%	3.37%	3.86%	3.48%	3.50%	3.50%	3.38%
Efficiency ratio	55.74%	68.20%	61.36%	63.47%	61.39%	71.10%	66.77%	65.90%	64.33%	67.16%

Note: Average yields, costs and margins for prior periods adjusted to actual days

COMPOSITION OF GROSS LOAN PORTFOLIO
Mortgage Loans (1-4 Family)	$931,297	$896,205	$896,747	$880,759	$887,670	$882,179	$876,320	$882,225
Construction Loans (1-4 Family)	70,907	87,382	91,646	95,476	98,884	100,712	110,375	108,132
Commercial Real Estate	396,647	380,799	371,675	353,919	340,872	329,140	294,232	284,649
Commercial Business Loans	92,031	94,580	88,694	89,004	84,798	82,836	81,846	83,629
Land	259,026	261,687	260,263	259,146	251,937	246,532	231,415	227,471
Home Equity Lines of Credit	353,320	341,554	321,952	296,902	281,178	270,880	263,922	263,588
Mobile Home Loans	231,796	226,947	222,375	216,467	210,287	206,270	199,349	193,449
Credit Cards	16,128	16,790	16,125	15,824	15,638	16,198	14,775	14,272
Other Consumer Loans	128,395	132,824	139,244	139,085	136,546	138,282	138,719	134,944
	2,479,547	2,438,768	2,408,721	2,346,582	2,307,810	2,273,029	2,210,953	2,192,359
Less:
Unfunded Loan Commitments	51,498	53,054	53,398	58,894	59,502	63,027	56,485	56,497
Deferred Loan Fees	(1,606)	(1,872)	(1,935)	(1,819)	(1,651)	(1,662)	(1,729)	(1,554)
Total	$2,429,655	$2,387,586	$2,357,258	$2,289,507	$2,249,959	$2,211,664	$2,156,197	$2,137,416

Note: The Composition of Gross Loans has been changed to collateral type consistent with 10Qs as filed with the SEC.

COMPOSITION OF DEPOSITS
Checking	$500,750	$461,179	$474,301	$488,595	$483,472	$459,457	$456,045	$479,943
Passbook	137,853	126,261	129,466	133,414	130,863	127,694	133,201	140,924
Money Market	296,427	303,866	345,327	372,617	379,380	364,639	381,040	373,541
Core Deposits	935,030	891,306	949,094	994,626	993,715	951,790	970,286	994,408
Time Deposits	1,060,027	1,035,318	902,008	870,635	881,384	854,795	883,765	891,269
TOTAL DEPOSITS	$1,995,057	$1,926,624	$1,851,102	$1,865,261	$1,875,099	$1,806,585	$1,854,051	$1,885,677

ASSET QUALITY
Non-accrual loans	$54,769	$35,070	$20,557	$16,562	$12,800	$10,133	$6,087	$5,710
Loans 90 days or more past due	86	116	76	79	99	68	49	90
REO thru foreclosure	6,312	5,346	4,286	5,442	4,310	2,748	1,513	1,560
	$61,167	$40,532	$24,919	$22,083	$17,209	$12,949	$7,649	$7,360
LOAN AND REO LOSS RESERVES
Total reserves for loan losses	$47,490	$41,528	$23,990	$21,023	$17,901	$16,692	$15,428	$15,188
Loan loss reserves/ loans	1.99%	1.74%	1.02%	0.92%	0.80%	0.76%	0.72%	0.71%
Provision for losses	12,765	20,471	5,218	4,907	3,567	3,248	1,850	1,390
Net loan charge-offs	6,803	2,933	2,251	1,785	2,358	1,983	1,610	958
Net charge-offs/average net loans	0.28%	0.12%	0.10%	0.08%	0.11%	0.09%	0.08%	0.05%
Annualized net charge-offs/av.loans	1.14%	0.49%	0.39%	0.32%	0.43%	0.36%	0.30%	0.18%

First Financial Holdings, Inc.

April 24, 2009

First Financial Holdings, Inc.
(dollars in thousands)

	Quarter Ended (unaudited)
	03/31/09	12/31/08

COMPOSITION OF LOAN LOSSES (NET CHARGE OFFS)
Mortgage Loans (1-4 Family)	$167	$75
Construction Loans (1-4 Family)	1,205	99
Commercial Real Estate	119	0
Commercial Business Loans	1,130	654
Land	387	256
Home Equity Lines of Credit	1,447	170
Mobile Home Loans	654	448
Credit Cards	164	208
Marine Loans	808	654
Other Consumer Loans	722	369
	$6,803	$2,933

			Rate
	03/31/09	12/31/08	03/31/09

COMPOSITION OF DELINQUENT LOANS
Mortgage Loans (1-4 Family)	$28,412	$18,509	3.04%
Construction Loans (1-4 Family)	6,716	8,959	11.90%
Commercial Real Estate	27,284	21,758	7.49%
Commercial Business Loans	1,658	2,753	1.80%
Land	6,463	4,110	2.57%
Home Equity Lines of Credit	7,827	8,354	2.21%
Mobile Home Loans	4,209	5,460	1.81%
Credit Cards	382	397	2.37%
Marine Loans	804	1,625	1.03%
Other Consumer Loans	1,278	1,695	2.52%
	$85,033	$73,620	3.50%